                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               AUTOMATIC DATA PROCESSING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
  [LOGO]
                        AUTOMATIC DATA PROCESSING, INC.

                ONE ADP BOULEVARD(.) ROSELAND, NEW JERSEY 07068
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Stockholders:

    PLEASE TAKE NOTICE that the 1999 Annual Meeting of Stockholders of AUTOMATIC DATA PROCESSING, INC. (the "Company") will be held at 10:00 a.m., Tuesday, November 9, 1999 at the Company's corporate headquarters, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, for the following purposes:

       1.  To elect a Board of Directors (Proposal 1);

       2. To approve the Company's 2000 Key Employees' Stock Option Plan, and to authorize the issuance of up to 14,750,000 shares of the Common Stock of the Company for acquisition upon the exercise of options that may be granted to employees under such plan (Proposal 2);

       3. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent certified public accountants for the fiscal year which began on July 1, 1999 (Proposal 3); and

       4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only the holders of Common Stock of record at the close of business on September 10, 1999 (the "Record Date") are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

                                         By order of the Board of Directors

                                               JAMES B. BENSON
                                                  SECRETARY

September 21, 1999
Roseland, New Jersey

    THE PRESENCE IN PERSON AND/OR THE REPRESENTATION BY PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF STOCK ENTITLED TO VOTE IS NECESSARY AND SUFFICIENT TO CONSTITUTE A QUORUM. ACCORDINGLY, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, YOU MAY VOTE YOUR SHARES OF STOCK BY PHONE, THE INTERNET OR BY EXECUTING THE ACCOMPANYING PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS OF

                        AUTOMATIC DATA PROCESSING, INC.

  [LOGO]
                ONE ADP BOULEVARD (.) ROSELAND, NEW JERSEY 07068

                         TO BE HELD ON NOVEMBER 9, 1999

                      SOLICITATION AND REVOCATION OF PROXY

    The accompanying proxy is being solicited by the Board of Directors of the Company for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying the Secretary of the Company in writing. All expenses in connection with the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are being mailed to the stockholders on or about September 21, 1999.

    The Company has one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders, its Common Stock, par value $.10 per share. At the close of business on September 10, 1999, the record date for determining stockholders entitled to notice of and to vote at the meeting, the Company had issued and outstanding 624,590,771 shares of Common Stock (excluding 3,982,323 treasury shares not entitled to vote). Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting.

    The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to approve the Company's 2000 Key Employees' Stock Option Plan and authorize the issuance of up to 14,750,000 shares of Common Stock of the Company upon exercise of options that may be granted to employees under such plan. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. Under the Company's Restated Certificate of Incorporation and By-laws and under Delaware law, abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of Directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of Directors) and will have the effect of a negative vote. Under applicable Delaware law, a non-vote will have no effect on the outcome of (I) the election of Directors, (II) the approval of the Company's 2000 Key Employees' Stock Option Plan and the authorization to issue up to 14,750,000 shares of Common Stock of the Company upon exercise of options that may be granted to employees under such plan or
(III) the ratification of the appointment of Deloitte & Touche LLP. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    The Company's Board of Directors has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and directors, except as necessary to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Properly executed proxies will be voted as marked, and if not marked, will be voted in favor of the election of the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

                                             SERVED AS A
                                              DIRECTOR
                                            CONTINUOUSLY
            NAME                  AGE           SINCE                            PRINCIPAL OCCUPATION
----------------------------      ---      ---------------  ---------------------------------------------------------------

Gary C. Butler                        52           1996     President and Chief Operating Officer of the Company (1)

Joseph A. Califano, Jr.               68           1982     Chairman of the Board and President, The National Center on
                                                            Addiction and Substance Abuse at Columbia University (2)

Leon G. Cooperman                     56           1991     Chairman and Chief Executive Officer, Omega Advisors, Inc., an
                                                            investment partnership (3)

George H. Heilmeier                   63           1994     Chairman Emeritus of Telcordia Technologies (formerly
                                                            Bellcore), a research and engineering consortium (4)

Ann Dibble Jordan                     64           1993     Consultant (5)

Harvey M. Krueger                     70           1967     Vice Chairman of Lehman Brothers, investment bankers (6)

Frederic V. Malek                     62           1978     Chairman, Thayer Capital Partners, a merchant banking firm (7)

Henry Taub                            72           1961     Honorary Chairman of the Board of the Company, Chairman of the
                                                            Executive Committee of the Board of the Company (8)

Laurence A. Tisch                     76           1972     Co-Chairman of Loews Corporation, which is engaged in the
                                                            consumer products, hotel and insurance businesses (9)

Arthur F. Weinbach                    56           1989     Chairman of the Board and Chief Executive Officer of the
                                                            Company (10)

Josh S. Weston                        70           1977     Honorary Chairman of the Board of the Company (11)

------------------------

(1) Mr. Butler has held the indicated position since April 1998. Prior thereto, he had been Group President of the Employer Services Group of the Company since January 1995. Prior to that he had been Group President for the Dealer Services Group of the Company for more than five years. He is also a director of CareerBuilder, Inc. and Convergys Corp.

(2) Mr. Califano has been Chairman of the Board and President of The National Center on Addiction and Substance Abuse at Columbia University since 1992. Mr. Califano was a senior partner in the Washington, D.C. office of Dewey Ballantine from 1983 through 1992. He is also a director of Authentic Fitness Corporation, HealthPlan Services, Inc., K Mart Corporation, True North Communications Inc., and Warnaco Inc.

(3) Mr. Cooperman has been Chairman and Chief Executive Officer of Omega Advisors, Inc. since 1991. From 1989 to July 1991, he was Chairman and Chief Executive Officer of Goldman Sachs Asset Management and a limited partner of Goldman, Sachs & Co.

(4) Dr. Heilmeier has been Chairman Emeritus of Telcordia Technologies (formerly Bellcore) since November 1997. Dr. Heilmeier served as Chairman and Chief Executive Officer of Bellcore from January 1997 to November 1997 and President and Chief Executive Officer from April 1991 to January 1997. Dr. Heilmeier is also a director of Compaq Computer Corporation, The MITRE Corporation, Teletech Holdings Inc. and TRW, Inc.

(5) Ms. Jordan is the former Director, Social Services Department, Chicago Lying-In Hospital, University of Chicago Medical Center, a position she assumed in 1970. She is also a director of Johnson & Johnson Corporation, Salant Corporation, The Coleman Company and Citigroup Inc.

(6) Mr. Krueger is Vice Chairman of Lehman Brothers and has been a senior officer of Lehman Brothers and its predecessor companies for more than the past five years. He is also a director of Chaus, Inc., Club Med Inc., IVAX Corporation and R.G. Barry Corporation.

(7) Mr. Malek has been Chairman of Thayer Capital Partners since 1992. From 1989 to 1997, Mr. Malek was also Co-Chairman of CB Commercial Real Estate Group. Mr. Malek is also a director of Aegis Communications Group, Inc., American Management Systems Corp., CB Commercial Real Estate Group, FPL Group Incorporated, Northwest Airlines, Inc., Saga Systems, Inc. and various Paine Webber mutual funds.

(8) Mr. Taub became Honorary Chairman of the Company's Board of Directors in 1986 and has been Chairman of the Executive Committee since 1983.

(9) Mr. Tisch has been Co-Chairman of the Board of Directors of Loews Corporation since January 1999. From October 1994 to January 1999, he was Co-Chairman of the Board and Co-Chief Executive Officer of Loews Corporation. Mr. Tisch has also been Chairman of the Board and Chief Executive Officer of CNA Financial Corp since 1990. From January 1987 to November 1995, Mr. Tisch was Chairman of the Board, President and Chief Executive Officer of CBS, Inc. He is also a director of Bulova Corporation.

(10) Mr. Weinbach became Chairman of the Board and Chief Executive Officer of the Company in April 1998, having served as President and Chief Executive Officer since 1996 and President and Chief Operating Officer since January 1994. Prior to that time, he served as Executive Vice President since August 1992. He is also a director of HealthPlan Services, Inc.

(11) Mr. Weston became Honorary Chairman of the Company's Board of Directors in April 1998. He served as Chairman of the Board of the Company from August 1996 to April 1998. Prior to August 1996, he served as Chairman of the Board and Chief Executive Officer of the Company for more than the past five years. He is also a director of J. Crew Group Inc., Olsten Corp., Russ Berrie & Co., Inc. and Shared Medical Systems Corporation.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

    During the last fiscal year five meetings of the Board of Directors were held. All directors attended at least 75%, in the aggregate, of the meetings of the Board of Directors and the committees of which they were members.

    The Company has a standing Audit Committee composed of Messrs. Califano, Cooperman and Krueger, and Ms. Jordan. Mr. Krueger is the Chairman. The principal functions of the Audit Committee are to (I) make recommendations to the full Board of Directors concerning the appointment of independent auditors,
(II) review the scope of the audit and related fees, (III) review the Company's accounting principles, policies and reporting practices with the independent and internal auditors and management,

(IV) discuss with the independent auditors the results of their audit and determine what action, if any, is required with respect to the Company's internal controls and (V) consider other audit and non-audit matters from time to time as requested by the full Board of Directors. The Audit Committee met four times during fiscal 1999.

    The Company has a Compensation Committee composed of Messrs. Heilmeier, Malek and Tisch. Mr. Malek is the Chairman. The purpose of the Compensation Committee is to develop guidelines and review the compensation and performance of officers of the Company and other Company associates, to review and approve criteria for granting bonuses and options to officers of the Company, and to develop plans for managerial succession. The Compensation Committee met three times during fiscal 1999.

    The Company has an Executive Committee composed of Messrs. Krueger, Malek, Taub, Weinbach and Weston. Mr. Taub is the Chairman. The purpose of the Executive Committee is to act in the absence of the Board of Directors. The Executive Committee met three times during fiscal 1999.

    The Company does not have a Nominating Committee or any committee performing nominating or similar functions.

    Non-employee directors are paid an annual retainer of $30,000, plus $1,000 for each Board of Directors meeting attended. In addition, non-employee directors are paid $750 for each committee meeting attended, except for the chairman of such committee, who is paid $1,000 for each meeting he attends, and except that each non-employee member of the Executive Committee is paid $1,000 for each meeting he attends. Non-employee directors may elect to defer payment of the above amounts. There are no fees paid to employee directors or other fee arrangements provided by the Company.

    The non-employee directors of the Company are entitled to participate in the 1989 Non-Employee Director Stock Option Plan (the "Directors' Plan") pursuant to which options to purchase 7,500 shares of Common Stock will automatically be granted to persons who become non-employee directors. In addition, each non-employee director will be granted an additional option to purchase 7,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she is then still serving in such capacity. The Directors' Plan was adopted on November 2, 1989 and will remain in effect until terminated by action of the Board of Directors. All options have been and will be granted at the fair market value of the Common Stock, determined on the basis of the closing price of the Common Stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the Directors' Plan become exercisable on the first anniversary of the date such options were granted, and twenty percent become exercisable on each successive anniversary date thereafter until all such options are exercisable, provided that options become exercisable only if the director is then still serving in such capacity, unless certain specified events occur such as the death, disability or retirement of a director, in which case the options shall immediately vest and become fully exercisable. All options granted under the Directors' Plan have a term of ten years. Under the Directors' Plan, options to purchase 40,000 shares at an exercise price of $5.73 per share and options to purchase 20,000 shares at an exercise price of $14.36 per share have been granted to each of Messrs. Califano, Krueger, Malek and Tisch; Mr. Cooperman has been granted an option to purchase 40,000 shares at an exercise price of $9.68 per share and an option to purchase 10,000 shares at an exercise price of $20.75 per share; Ms. Jordan has been granted an option to purchase 20,000 shares at an exercise price of $13.07 per share and an option to purchase 15,000 shares at an exercise price of $30.14 per share; and Dr. Heilmeier has been granted an option to purchase 20,000 shares at an exercise price of $14.69 per share. Depending upon the date of grant, the foregoing option grants reflect adjustments resulting from subsequent 2 for 1 stock splits.

    Any person who first becomes a non-employee director after August 13, 1997 is not eligible to receive a pension from the Company. A non-employee director (who was a director on August 13, 1997) who chooses to retire after 20 years of service in such capacity and having attained the age of 70 will receive a pension of $25,000 per year for the remainder of his or her life. If such non-employee director chooses to retire after having attained the age of 65 with 15 years of service, he or she will receive a pension of $12,500 per year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table contains information as of August 31, 1999 with respect to the beneficial ownership of Common Stock by each director and nominee for director of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned. To the knowledge of the management of the Company, no person beneficially owned as of August 31, 1999 more than 5% of the outstanding shares of the Company's Common Stock.

                                                                                  SHARES OF COMMON STOCK
NAME                                                                              BENEFICIALLY OWNED (1)     PERCENT
--------------------------------------------------------------------------------  -----------------------  -----------

Gary C. Butler (2)..............................................................              617,073               *

Joseph A. Califano, Jr..........................................................               18,400               *

Leon G. Cooperman...............................................................               46,000               *

Richard J. Daly.................................................................              328,714               *

Russell P. Fradin...............................................................              223,367               *

George H. Heilmeier.............................................................               16,400               *

John Hogan......................................................................              303,167               *

Ann Dibble Jordan...............................................................               23,400               *

Harvey M. Krueger...............................................................               88,000               *

Frederic V. Malek (3)...........................................................               27,200               *

Henry Taub (4)..................................................................            7,788,912             1.2%

Laurence A. Tisch...............................................................               10,400               *

Arthur F. Weinbach..............................................................            1,061,383               *

Josh S. Weston..................................................................            1,029,831               *

Directors and Executive Officers as a group (20 persons, including those named
  above)(5).....................................................................           12,532,043             2.0%

------------------------

*   Indicates less than one percent.

(1) Includes shares that may be acquired upon the exercise of options granted by the Company that are exercisable prior to October 30, 1999. The shares beneficially owned include 240,000, 16,000, 42,000, 262,000, 100,000,
    16,000, 268,000, 56,000, 614,000, 600,000 and 23,000 shares subject to such options granted to Messrs. Butler, Califano, Cooperman, Daly, Fradin, Heilmeier, Hogan, Krueger, Weinbach and Weston and Ms. Jordan, respectively, and 2,811,800 shares subject to such options granted to the Directors and Executive Officers as a group.

(2) In addition, members of Mr. Butler's immediate family own 1,200 shares of Common Stock of the Company.

(3) In addition, members of Mr. Malek's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 3,200 shares of Common Stock of the Company.

(4) Members of Mr. Taub's immediate family were potential beneficiaries of charitable trusts or owned outright an aggregate of 299,358 shares of Common Stock of the Company.

(5) Members of the immediate families of non-director officers of the Company owned 2,632 shares of Common Stock of the Company.

STOCKHOLDER APPROVAL REQUIRED

    Directors shall be elected by a plurality of the affirmative votes cast at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following sections of this Proxy Statement cover the components of the total compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company. These sections include: (I) a series of tables covering annual and long-term compensation; (II) a pension plan table summarizing the annual benefits payable under the Company's defined benefit retirement plans; (III) a report by the Compensation Committee of the Board of Directors describing the Company's compensation policies for fiscal 1999 for its executive officers and the rationale upon which its chief executive officer's compensation for fiscal 1999 was based; and (IV) a performance graph comparing the Company's total stockholder return to the S&P 500 and a Peer Group Index over a five year period.

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation of the Company's chief executive officer and the four other most highly compensated executive officers for services in all capacities to the Company for the three years ended June 30, 1999.

                                                           ANNUAL COMPENSATION(1)
                                                                                     LONG-TERM COMPENSATION
                                                           ----------------------  --------------------------
                                                                                                  NUMBER OF
                                                                                                  SECURITIES
                                                 YEAR                               RESTRICTED    UNDERLYING
NAME AND                                         ENDED                                STOCK        OPTIONS       ALL OTHER
PRINCIPAL POSITION                             JUNE 30,      SALARY      BONUS        AWARDS       GRANTED     COMPENSATION
--------------------------------------------  -----------  ----------  ----------  ------------  ------------  -------------

                                                                                       (2)           (3)            (4)
Arthur F. Weinbach..........................        1999   $  658,750  $  485,000   $       --       160,000     $   6,509
  Chairman and Chief                                1998   $  625,000  $  412,500   $1,778,150       200,000     $   6,244
  Executive Officer                                 1997   $  571,667  $  315,000   $       --       220,000     $   5,329

Gary C. Butler..............................        1999   $  560,000  $  330,000   $       --            --     $   6,142
  President and Chief                               1998   $  506,151  $  325,000   $1,595,963       120,000     $   5,680
  Operating Officer                                 1997   $  457,500  $  240,000   $       --       100,000     $   5,463

Russell P. Fradin...........................        1999   $  440,000  $  260,000   $       --            --     $   4,929
  Group President                                   1998   $  420,595  $  225,000   $       --       100,000     $   4,377
                                                    1997   $  279,710  $  200,000   $2,538,750       240,000     $      --

Richard J. Daly.............................        1999   $  339,773  $  190,900   $       --        57,200     $   5,848
  Group President                                   1998   $  318,269  $  195,000   $       --        82,800     $   5,499
                                                    1997   $  275,877  $  180,000   $  488,800        90,000     $   4,409

John Hogan..................................        1999   $  339,769  $  189,700   $       --        57,200     $   4,892
  Group President                                   1998   $  318,270  $  190,000   $       --        50,000     $   4,486
                                                    1997   $  300,004  $  175,000   $       --            --     $   3,115

------------------------

(1) None of the named executive officers received any perquisites or other personal benefits of an amount, or any other annual compensation of a type, required to be reported by the Securities and Exchange Commission pursuant to applicable rules and regulations.

(2) The dollar values shown in the Restricted Stock Awards column are based on the closing market price of the Common Stock on the date the restricted shares were granted. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time (generally over periods of up to five years) and continued employment with the Company.

    As of June 30, 1999, the aggregate number of shares of restricted stock held by a named executive officer and the aggregate fair market value of such shares (calculated by multiplying the aggregate number of shares held by such named executive officer by $44, the closing price on the New York

    Stock Exchange of the Common Stock on June 30, 1999) was: Mr. Weinbach, 48,800 shares ($2,147,200); Mr. Butler, 61,800 shares ($2,719,200); Mr.
    Fradin, 60,000 shares ($2,640,000); Mr. Daly, 20,800 shares ($915,200); and
    Mr. Hogan, 20,800 shares ($915,200).

    The restricted stock awards to the named executive officers reported in the table that vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, are as follows:

    (i) Mr. Weinbach received a grant of 48,800 shares of restricted stock in fiscal 1998, 24,400 of which will vest in each of fiscal 2000 and 2001.

    (ii) Mr. Butler received a grant of 43,800 shares of restricted stock in fiscal 1998, 2,600 of which will vest in fiscal 2000, and 20,600 of which will vest in each of fiscal 2001 and 2002. In addition, Mr. Butler received a grant of 28,400 shares of restricted stock in fiscal 1996, 2,600 of which vested in each of fiscal 1996, 1997, 1998 and 1999, and 18,000 of which will vest in fiscal 2000.

   (iii) Mr. Fradin received a grant of 120,000 shares of restricted stock in fiscal 1997 of which 20,000 vested in fiscal 1997, 1998 and 1999, and 20,000 will vest in each of fiscal 2000 through 2002.

    (iv) Mr. Daly received a grant of 20,800 shares of restricted stock in fiscal 1997, of which 5,200 vested in 1997, 4,800 vested in fiscal 1998, 4,400 vested in fiscal 1999, 3,600 will vest in fiscal 2000, and 2,800 will vest in fiscal 2001. Mr. Daly also received a grant of 24,800 shares of restricted stock in fiscal 1996, of which 2,000 vested in fiscal 1996, 2,400 vested in fiscal 1997, 2,800 vested in fiscal 1998, and 3,200 vested in fiscal 1999, and 7,200 will vest in each of fiscal 2000 and 2001.

    (v) Mr. Hogan received a grant of 50,000 shares of restricted stock in fiscal 1996, of which 10,000 vested in each of fiscal 1997, 1998 and 1999 and 10,000 will vest in each of fiscal 2000 and 2001.

    Dividends are paid on restricted stock at the same rate as other outstanding shares of the Company's Common Stock. In the event of a change of control of the Company, the unvested portion of the restricted stock of Messrs. Weinbach and Butler, will be subject to accelerated vesting.

(3) The Company does not award Stock Appreciation Rights (SARS).

(4) For the year ended June 30, 1999, all other compensation consists of the sum of: (i) contributions to the Company's Retirement and Savings Plan (401(k)) in the following amounts, Mr. Weinbach, $5,502, Mr. Butler, $5,682, Mr. Fradin, $4,630, Mr. Daly, $5,564, and Mr. Hogan, $4,675; and (ii)
    compensatory split-dollar insurance premiums (with a statistically calculated economic benefit to the executive determined by Phoenix Home Life Insurance Company for W-2 income purposes) in the following amounts: Mr. Weinbach, $1,007, Mr. Butler, $460, Mr. Fradin, $299, Mr. Daly, $284, and Mr. Hogan, $217.

STOCK OPTION PLANS

    The Company has in effect a 1981 Key Employees' Stock Option Plan (the "1981 Plan") and a 1990 Key Employees' Stock Option Plan (the "1990 Plan"). The 1981 Plan and the 1990 Plan collectively are referred to as the "Option Plans". Officers and key employees are eligible to participate in the Option Plans, which permit the issuance, in addition to non-qualified options, of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has ceased granting options under the 1981 Plan, but outstanding options under the 1981 Plan remain valid. In the event of a change in control of the Company, the unvested portion of the stock options of Messrs. Weinbach and Butler will be subject to accelerated vesting.

    The Option Plans are administered by the Compensation Committee of the Board of Directors. The Committee has the authority to determine the employees to whom options will be granted and, subject to the Option Plans, the terms and amount of options granted.

    ISOs and non-qualified options expire no more than ten years from their date of grant, with an exercise price no less than 100% of the fair market value on the date of grant.

    An optionee has no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to him for such shares. During the life of the optionee, the option is exercisable only by him. No option is exercisable more than 15 days after termination of employment, or (if termination is due to the death of an optionee) more than six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or 12 months after the death of the optionee, whichever occurs earlier.

    The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended June 30, 1999.

                                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                 ----------------------------------------------------------
                                                  NUMBER OF
                                                 SECURITIES    PERCENT OF TOTAL
                                                 UNDERLYING     OPTIONS GRANTED
                                                   OPTIONS       TO EMPLOYEES       EXERCISE                  GRANT DATE
                                                   GRANTED      IN FISCAL YEAR        PRICE     EXPIRATION      VALUE
NAME                                               (#) (1)            (%)           ($/SHARE)      DATE        ($) (2)
-----------------------------------------------  -----------  -------------------  -----------  -----------  ------------
Arthur F. Weinbach.............................     160,000              1.5%       $   33.96      8/13/08   $  1,377,427
Gary C. Butler.................................          --               --        $      --           --   $         --
Russell P. Fradin..............................          --               --        $      --           --   $         --
Richard J. Daly................................      57,200              0.5%       $   38.11     10/29/08   $    541,190
John Hogan.....................................      57,200              0.5%       $   38.11     10/29/08   $    541,190

------------------------

(1) All options were granted pursuant to the 1990 Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest during periods from four to six years subsequent to the date of grant.

(2) The grant date values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.3 years after the date of grant, based on historical experience. A risk-free interest rate of 5.47%, stock price volatility of 19.66% and a dividend yield of 1% was used in the calculation of the option grants to Mr. Weinbach. A risk-free interest rate of 4.52%, stock price volatility of 21.75% and a dividend yield of 1% was used in the calculation for the option grants to Messrs. Daly and Hogan. A discount factor of 3% was applied to the calculated value to reflect the risk of forfeiture during the option term. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                          AGGREGATED OPTION EXERCISES
                      FOR FISCAL YEAR ENDED JUNE 30, 1999
                     AND OPTION VALUES AS OF JUNE 30, 1999

    The following table sets forth certain information concerning option exercises during the last fiscal year by the named executive officers and unexercised options held by such officers at the end of the last fiscal year.

                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT 6/30/99               AT 6/30/99
                                 SHARES ACQUIRED      VALUE                 (#)                          ($)
                                   ON EXERCISE      REALIZED     --------------------------  ----------------------------
NAME                                   (#)             ($)       EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  ---------------  -------------  -----------  -------------  -------------  -------------
Arthur F. Weinbach.............       190,000      $ 6,968,963      554,000        676,000   $  18,867,000  $  13,613,000
Gary C. Butler.................       140,000      $ 4,522,375      240,000        260,000   $   7,370,000  $   4,478,000
Russell P. Fradin..............                                     100,000        240,000   $   2,067,000  $   4,612,000
Richard J. Daly................                                     237,000        243,000   $   6,859,000  $   4,560,000
John Hogan.....................                                     256,000        215,200   $   7,245,000  $   4,032,000

DEFINED BENEFIT PLANS

    The following table shows the estimated annual retirement benefits payable under the Company's retirement program, consisting of the Retirement Capital Accumulation Plan (the "Pension Plan") and the Supplemental Officers' Retirement Plan (the "Supplemental Retirement Plan"), to persons in specified average compensation and credited service classifications, assuming retirement at age 65.

    FINAL           YEARS OF CREDITED SERVICE AT RETIREMENT
5-YEAR AVERAGE  ------------------------------------------------
 COMPENSATION      10        15        20        25        30
--------------  --------  --------  --------  --------  --------
$400,000......  $ 67,000  $103,000  $123,000  $137,000  $158,000
500,000......     82,000   126,000   148,000   162,000   183,000
600,000......     97,000   148,000   173,000   187,000   208,000
700,000......    112,000   171,000   198,000   212,000   233,000
800,000......    127,000   193,000   223,000   237,000   258,000
900,000......    142,000   216,000   248,000   262,000   283,000
1,000,000....    157,000   238,000   273,000   287,000   308,000

    Compensation covered by the Pension Plan is limited to January 1 base salary up to the current compensation limit in effect for the plan year. Compensation covered under the Supplemental Retirement Plan includes cash compensation and compensation from restricted stock vesting during the year. Benefits under the Supplemental Retirement Plan are subject to reduction for social security, Pension Plan and 401(k) benefits.

    Messrs. Weinbach, Butler, Fradin, Daly and Hogan have, in the aggregate, 18, 23, 1, 9 and 5 years of credited service, respectively, under the Pension Plan and 10, 10, 2, 5 and 4 years of credited service, respectively, under the Supplemental Retirement Plan. In addition, unless his employment is terminated for cause, Mr. Weinbach will receive the maximum benefits available under the Supplemental Retirement Plan.

EMPLOYMENT AGREEMENT

    Arthur F. Weinbach entered into an employment agreement with the Company as of August 1, 1996, the day Mr. Weinbach became Chief Executive Officer of the Company. The agreement has successive one-year terms unless terminated by the Company or Mr. Weinbach prior to June 1 of any year. Mr. Weinbach's annual base salary is to be no less than $580,000, and his annual target bonus is to be no less than $290,000. The agreement provides that Mr. Weinbach is to be granted restricted stock awards for a number of shares so that restrictions will lapse in each fiscal year of the Company on shares with a market value on the date of the award of at least $500,000. If the Company terminates Mr. Weinbach's employment without cause, then he is entitled to receive his base salary for 18 months and continue to vest in his restricted stock awards and stock options. If Mr. Weinbach's employment is terminated following a change-in-control of the Company, he will receive a termination payment equal to a percentage, ranging from 300% if such termination occurs within two years of such change-in-control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

    Mr. Butler has entered into an agreement with the Company that provides that if his employment is terminated following a change-in-control of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change-in-control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

CERTAIN TRANSACTIONS

    Harvey M. Krueger, a director of the Company, is Vice Chairman of Lehman Brothers, which provided various investment banking and brokerage services to the Company in the past fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Heilmeier, Malek and Tisch.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting, on behalf of the Board of Directors, the base salaries and the total compensation levels of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Group Presidents of the Employer Services, Brokerage Services and Dealer Services businesses, as well as a structure for other key executives of the Company. The Committee grants all stock options and reviews all recommendations for grants of restricted stock to these and other key executives.

COMPENSATION POLICIES

    The Company's executive compensation policies for fiscal 1999, which were reviewed by the Committee, were designed to emphasize both competitive and variable compensation, with direct linkages to business objectives and exceptional performance.

    The primary components of the compensation package for key executives for fiscal 1999 were base salary, bonus, restricted stock and stock options. The Company and the Committee have always believed that stock ownership in the form of restricted stock and longer-term stock option vesting is vital in linking management to stockholder interests. The Company sets its salary and bonus targets (i.e. direct cash compensation) at the median of market range levels of comparable sized companies in the S&P 500. The Company's executives may derive more from stock option price appreciation as a percent of total compensation.

ANNUAL COMPENSATION

    Total annual compensation consists of base salary, cash bonus and yearly vesting of restricted stock. The base salaries for executives for fiscal 1999 were determined based upon the job grade of the position, the salary range of the job grade and the performance of the executive.

    Key executives earned cash bonuses in fiscal 1999 based upon individual annual accomplishments versus individual pre-established goals that included business growth and increased profitability. Performance goals also included quality/service, product development, organization development and leadership.

LONG-TERM COMPENSATION

    Long-term compensation is comprised of future restricted stock and the expected value of stock options. The Company has from time to time sold shares of restricted stock to executive officers and other key employees, at par value, in recognition of their individual levels of relative responsibility and prospective contributions to the business. Company-imposed restrictions on transfer or pledge of the restricted stock generally lapse over the ensuing five years, and are subject to continued employment. The restricted stock plan is designed to encourage stock ownership, longevity, and long-term performance.

    Stock options are granted to executive officers and other key employees in amounts based upon their job grade and individual performance. Stock options are granted at fair market value as of the date of grant, and have a term of up to ten years. Stock options provide incentive for the creation of stockholder value over the long-term, and also significantly aid in executive recruiting and retention.

    Restricted stock and stock option grants were made to individual key executives during fiscal 1999 on a basis consistent with the above guidelines.

BENEFITS

    The Company provided certain supplemental benefits to key executives during fiscal 1999 to ensure that it could compete effectively for executive talent. These supplemental benefits included additional company paid life insurance and certain additional retirement benefits described in the "Defined Benefit Plans" section of this Proxy Statement.

CEO COMPENSATION

    The Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation.

    In fiscal 1999, the Company achieved its 152(nd) consecutive quarter and 38(th) consecutive year of double-digit earnings per share growth. Based on those results, the satisfaction of other specific performance objectives and the terms of his employment agreement, Mr. Weinbach received a base salary of $658,750 and a bonus of $485,000 during fiscal 1999. Such compensation is at the median base salary and bonus compensation of chief executive officers at companies in the S&P 500 with annual revenues between $3 and $8 billion, as surveyed by the Company.

    The incentives provided to the Chief Executive Officer are provided in the form of restricted stock and stock options. This ensures that the Chief Executive Officer and the Company's stockholders have a commonality of purpose in enhancing stockholder value. The Committee has granted Mr. Weinbach, during the last five years, stock options totaling 740,000 shares and the opportunity to purchase 48,800 shares of restricted stock.

                                          Compensation Committee
                                          of the Board of Directors

                                          Frederic V. Malek, Chairman
                                          George H. Heilmeier
                                          Laurence A. Tisch

                               PERFORMANCE GRAPH

    The following graph compares the cumulative return on the Common Stock of the Company for the most recent five years with the cumulative total return on the S&P 500 Index and a Peer Group Index* comprised of direct competitors of the Company over the same period, assuming an initial investment of $100 on June 30, 1994, with all dividends reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AUTOMATIC DATA PROCESSING   S&P 500 INDEX    PEER GROUP
Jun-94                        100.00           100.00        100.00
Jun-95                        119.59           125.99        145.60
Jun-96                        148.46           159.61        221.75
Jun-97                        182.50           214.90        200.00
Jun-98                        285.30           279.56        285.53
Jun-99                        347.02           343.09        318.49

------------------------

*   The Peer Group Index is comprised of the following companies:

AFFILIATED COMPUTER SERVICES, INC.
THE BISYS GROUP, INC.
CERIDIAN CORP.
COMPUTER SCIENCES CORPORATION
CONCORD EFS, INC.
DELUXE CORPORATION
DST SYSTEMS, INC.
ELECTRONIC DATA SYSTEMS
  CORPORATION
ENVOY CORPORATION
EQUIFAX INC.

FIRST DATA CORPORATION
FISERV, INC.
HEALTH MANAGEMENT SYSTEMS, INC
HEALTH SYSTEMS DESIGN
  CORPORATION
HPR INC.
NATIONAL DATA CORPORATION
NATIONAL PROCESSING, INC.
NOVA CORPORATION
PAYCHEX, INC.
PER-SE TECHNOLOGIES, INC.

PMT SERVICES, INC.
THE PROFIT RECOVERY GROUP
  INTERNATIONAL, INC.
SEI INVESTMENTS COMPANY
SHARED MEDICAL SYSTEMS
  CORPORATION
SPS TRANSACTION SERVICES, INC.
SUNGARD DATA SYSTEMS INC.
TOTAL SYSTEM SERVICES, INC.
ULTRADATA CORPORATION

                                   PROPOSAL 2
             APPROVAL OF THE 2000 KEY EMPLOYEES' STOCK OPTION PLAN

    On August 10, 1999, the Board of Directors approved the adoption of a new key employees' stock option plan, to be designated the 2000 Key Employees' Stock Option Plan (the "2000 Plan"), which plan became effective on such date subject to stockholder approval at this meeting. The Company is seeking stockholder approval in order to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the requirements under Section 422 of the Code with respect to incentive stock options ("ISOs") to the extent ISOs are granted under the Plan, and the listing requirements of New York Stock Exchange. The purpose of the 2000 Plan is to enable the Company to continue to secure the benefits of the additional incentive inherent in ownership of Common Stock by those key employees who are important to the success and growth of the business of the Company and its subsidiaries. As of the date of this Proxy Statement, 8,043 of the Company's approximately 37,000 employees held options granted under the Company's previously adopted Option Plans.

    The principal features of the 2000 Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the 2000 Plan, a copy of which is filed with the Securities and Exchange Commission.

SHARES SUBJECT TO THE 2000 PLAN

    The 2000 Plan provides for the availability of an aggregate of 14,750,000 shares of the Company's Common Stock, subject to adjustment in accordance with the 2000 Plan, for issuance to eligible employees upon the exercise of options granted under the 2000 Plan, PROVIDED that the maximum number of shares of Common Stock with respect to which options may be granted to any person in any of the Company's fiscal years shall not exceed 500,000. Options granted under the 2000 Plan may be either ISOs under Section 422 of the Code or non-qualified stock options. As of September 10, 1999, under the 1981 Plan and the 1990 Plan, the Company had a total of 47,504,095 shares subject to outstanding stock option grants or available and authorized for issuance upon the grant of new options, which when combined with the 14,750,000 shares of common stock to be authorized under the 2000 Plan, will equal slightly less than 10% of the aggregate number shares of Common Stock outstanding.

    Each option granted pursuant to the 2000 Plan shall be in writing and shall have such form terms and conditions not inconsistent with the provisions of the 2000 Plan as the Stock Option Committee (as defined below) shall provide.

EXERCISE PRICE

    The exercise price under the options shall not be less than the fair market value (as defined in the 2000 Plan) of the Company's Common Stock on the date the option is granted. As of September 10, 1999, the fair market value of the Company's Common Stock was $42.4688.

ELIGIBLE EMPLOYEES

    Options may be granted to any key employee of the Company or any of its subsidiaries. There are approximately 8,000 employees eligible to be granted options under the 2000 Plan. Employees who are also officers or directors of the Company or its subsidiaries shall not, by reason of holding such offices, be ineligible to receive options. However, any person who would own, directly or indirectly, at the time the option is granted to him, more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% owner") shall only be eligible to receive any incentive stock options under the 2000 Plan if the option satisfies the requirements of
Section 422(c)(5) of the Code.

RIGHTS AS A STOCKHOLDER AND ASSIGNABILITY

    An optionee will have no rights as a stockholder with respect to any shares covered by his options until the date of issuance of a stock certificate to the optionee for such shares. During the life of the optionee, the option is exercisable only by the optionee.

DURATION OF OPTIONS

    Options granted under the 2000 Plan shall become exercisable as the Stock Option Committee in its discretion may provide upon the granting thereof. Except as otherwise provided in the applicable award agreement, the unexercised portion of any option granted under the 2000 Plan shall automatically terminate and expire on the earliest to occur of (I) ten years (or, in the case of an ISO, five years with respect to a 10% owner) from the date of grant, (II) 15 days after termination of employment (or such longer period as the Stock Option Committee may provide in the event of the optionee's permanent and total disability), (III) if termination is due to the death of an optionee during employment or during the period following termination of employment referred to in clause (ii), six months after the appointment and qualification of an executor or administrator of the deceased optionee's estate or twelve (12) months after the death of the optionee, whichever occurs earlier, or (IV) at such earlier time upon the occurrence of such earlier events as the Stock Option Committee may provide upon granting of such option.

ADMINISTRATION OF THE 2000 PLAN

    Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended, or to satisfy the requirements for performance based compensation under Section 162(m) of the Code, in which case the Board of Directors of the Company (or a committee appointed by the Board of Directors which satisfies the requirements of such provisions) shall administer the 2000 Plan, the 2000 Plan shall be administered by a Stock Option Committee (the "Stock Option Committee") to be appointed by the Board of Directors of the Company, which Committee may include members of the Board of Directors and employees of the Company who are not members of the Board of Directors. The Stock Option Committee shall have the authority to determine the employees to whom options will be granted, whether the options granted shall be incentive stock options or non-qualified stock options, the number of shares that may be purchased under each option, the dates options become exercisable and the option price, except that the option price of each share of Common Stock purchasable under any stock option shall not be less than 100% of the fair market value thereof at the time the option is granted. The exercise price for all stock options under the 2000 Plan can be paid for in cash or with shares of the Company's Common Stock or by delivering to the Stock Option Committee a copy of irrevocable instructions to a stock broker to deliver promptly to the Company any amount of loan proceeds, or proceeds of the sale of the shares subject to the option, sufficient to pay the exercise price. The Stock Option Committee shall interpret and generally administer the 2000 Plan. Options may be granted under the 2000 Plan at any time prior to August 10, 2011, on which date the 2000 Plan will expire, except as to options then outstanding under the 2000 Plan. The 2000 Plan may be amended or terminated at any time by the Board of Directors without stockholder action, provided that any such amendment is in compliance with all applicable laws and the rules of the New York Stock Exchange and other exchanges upon which the shares of the Company are listed. No termination, modification or amendment of the 2000 Plan or any outstanding agreements which may adversely affect the rights of any optionee may be made without the consent of the optionee. Provisions are made in the 2000 Plan for appropriate adjustments in the event of changes in the Company's outstanding Common Stock by reason or merger, stock splits or similar events. The 2000 Plan also provides that the Stock Option Committee may, in its sole discretion, establish procedures whereby optionees may elect to defer the receipt of shares upon the exercise of an option for a specified time or until the occurrence of a specified event.

INCENTIVE STOCK OPTIONS

    The 2000 Plan permits the Company to grant ISOs and contains specific provisions applicable thereto. However, the Company anticipates that all of its grants of stock options will be non-qualified, rather than ISOs, under the present tax laws.

NON-QUALIFIED STOCK OPTIONS

    The Stock Option Committee may grant non-qualified stock options under the 2000 Plan. The Stock Option Committee is given the authority to determine the price at which non-qualified stock options may be granted, which will be no less than the fair market value of the Company's Common Stock on the day the option is granted.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

    The following summary of the Federal Income tax consequences of the grant and exercise of non-qualified and incentive stock options awarded under the 2000 Plan, and the disposition of shares of Common Stock purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state or local tax considerations.

    No income will be realized by an optionee upon grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The optionee's tax basis in the underlying shares acquired by exercise of a non-qualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the non-qualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a non-qualified stock option will begin on the date of exercise of such option.

    Pursuant to currently applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. However, the six month period of potential short-swing liability may be eliminated if the option grant (I) is approved in advance by the Company's Board of Directors (or a committee composed solely of two or more non-employee directors) or (II) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

    The payment by an optionee of the exercise price, in full or in part, with previously acquired shares of Common Stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares of Common Stock received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

    The Code requires that, for ISO treatment, shares of Common Stock acquired through exercise of an ISO cannot be disposed of before two years from the date of grant and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an "item of tax preference" which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of such shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under section 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

    The 2000 Plan must be approved by the affirmative vote of the holders of a majority of the shares cast in order to be adopted.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 KEY EMPLOYEES' STOCK OPTION PLAN AND THE AUTHORITY TO ISSUE 14,750,000 SHARES OF COMMON STOCK THEREUNDER.

                                   PROPOSAL 3
                            APPOINTMENT OF AUDITORS

    At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year begun July 1, 1999. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER MATTERS

    So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During the fiscal year ended June 30, 1999, no directors or officers submitted late filings under Section 16(a) of the Exchange Act.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2000 Annual Meeting must be received by the Company for inclusion in the 2000 Proxy Statement no later than May 24, 2000.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1999, which is not a part of the proxy soliciting material, is being mailed to the Company's stockholders together with this Proxy Statement.

                                          For the Board of Directors

                                          James B. Benson
                                          Secretary

Roseland, New Jersey
September 21, 1999

                         AUTOMATIC DATA PROCESSING, INC.

  [LOGO]

                  ONE ADP BOULEVARD ROSELAND, NEW JERSEY 07068

                                               September 21, 1999

Dear Shareholder:

    You are cordially invited to join us at the 1999 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year's meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 9, 1999, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote on the approval of the 2000 Key Employees' Stock Option Plan, and (iii) vote on the appointment of Deloitte & Touche LLP as independent auditors.

    It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postpaid return envelope as promptly as possible. Alternatively, you may vote by phone or by the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

    As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from shareholders. I am looking forward to seeing you at the meeting.

                                               Sincerely,
                                               Arthur F. Weinbach
                                               Chairman and Chief Executive
                                               Officer

                                      [LOGO]

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR PROPOSALS (2) AND (3) ON THE REVERSE SIDE.

    THE UNDERSIGNED HEREBY APPOINTS ARTHUR F. WEINBACH AND GARY C. BUTLER, AND EACH OF THEM, ATTORNEYS AND PROXIES WITH FULL POWER OF SUBSTITUTION, IN THE NAME, PLACE AND STEAD OF THE UNDERSIGNED, TO VOTE AS PROXY AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS OF AUTOMATIC DATA PROCESSING, INC. TO BE HELD AT THE CORPORATE OFFICES OF THE COMPANY, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY 07068, ON TUESDAY, NOVEMBER 9, 1999 AT 10:00 A.M., OR AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, ACCORDING TO THE NUMBER OF VOTES THAT THE UNDERSIGNED WOULD BE ENTITLED TO CAST IF PERSONALLY PRESENT.

    EITHER OF SAID ATTORNEYS AND PROXIES OR SUBSTITUTES, WHO SHALL BE PRESENT AT SUCH MEETING OR AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, SHALL HAVE ALL THE POWERS GRANTED TO SUCH ATTORNEYS AND PROXIES.

    PLEASE DATE, SIGN AND MAIL THE PROXY PROMPTLY IN THE SELF-ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.

  [LOGO]

AUTOMATIC DATA PROCESSING, INC.
PROXY SERVICES
P.O. BOX 9015
FARMINGDALE, NY 11735

                                          VOTE BY PHONE--1-800-690-6903

                                          Use any touch-tone telephone to vote
                                          your proxy 24 hours a day, 7 days a
                                          week. Have your proxy card in hand
                                          when you call. You will be prompted to
                                          enter your 12 digit Control Number,
                                          which is located below, and then
                                          follow the simple instructions the
                                          Vote Voice provides you.

                                          VOTE BY INTERNET -- www.proxyvote.com
                                          Use the Internet to vote your proxy 24
                                          hours a day, 7 days a week. Have your
                                          proxy card in hand when you access the
                                          website. You will be prompted to enter
                                          your 12-digit Control Number, which is
                                          located below to obtain your records
                                          and create an electronic ballot.

                                          VOTE BY MAIL

                                          Mark, sign and date your proxy card
                                          and return it in the postage-paid
                                          envelope we've provided or return to
                                          Automatic Data Processing, Inc., P.O.
                                          Box 9015, Farmingdale, NY 11735

                                          CONTROL NUMBER
                                          ACCOUNT NUMBER

IF YOU VOTE BY PHONE OR VOTE USING THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.
                              THANK YOU FOR VOTING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS REGARDING:

(1)    ELECTION OF DIRECTORS  FOR ALL / /  WITHHOLD ALL / /  FOR ALL EXCEPT: / /

(1) GARY C. BUTLER, (02) JOSEPH A. CALIFANO, JR., (03) LEON G. COOPERMAN, (04) GEORGE H. HEILMEIER, (05) ANN DIBBLE JORDAN, (06) HARVEY M. KRUEGER, (07) FREDERIC V. MALEK, (08) HENRY TAUB, (09) LAURENCE A. TISCH, (10) ARTHUR F. WEINBACH, (11) JOSH S. WESTON
TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.

________________________________________________________________________________

(2) APPROVAL OF THE COMPANY'S 2000 KEY EMPLOYEES' STOCK
   OPTION PLAN AND THE AUTHORITY TO ISSUE 14,750,000
   SHARES OF COMMON STOCK THEREUNDER
                 / /  FOR                         / /  AGAINST                         / /  ABSTAIN
(3) APPOINTMENT OF DELOITTE & TOUCHE LLP
                 / /  FOR                         / /  AGAINST                         / /  ABSTAIN
(4) UPON ANY AND ALL OTHER MATTERS WHICH MAY PROPERLY
   COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

-----------------------------------------------------      -------------------------------------------

-----------------------------------------------------      -------------------------------------------
   SIGNATURE (PLEASE SIGN WITHIN THE BOX)      DATE             SIGNATURE (JOINT OWNERS)        DATE